Exhibit 21.1
Danaher Corporation Subsidiaries of the Registrant
Name	Jurisdiction of Organization
AB Sciex Finance B.V.	Netherlands
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Pte. Ltd.	Singapore
Abcam Inc.	Massachusetts
Abcam Limited	United Kingdom
Abcam Trading (Shanghai) Co., Ltd	China
Aldevron Madison LLC	North Dakota
Aldevron LLC	North Dakota
BC Distribution B.V.	Netherlands
Beckman Coulter Biomedical GmbH	Germany
Beckman Coulter Biotechnology (Suzhou) Co., Ltd.	China
Beckman Coulter Canada LP	Canada
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter France S.A.S.	France
Beckman Coulter Genomics Inc.	Delaware
Beckman Coulter GmbH	Germany
Beckman Coulter Hong Kong Limited	Hong Kong
Beckman Coulter, Inc.	Delaware
Beckman Coulter India Private Limited	India
Beckman Coulter International S.A.	Switzerland
Beckman Coulter International Trading (Shanghai) Co., Ltd.	China
Beckman Coulter Ireland Inc.	Ireland
Beckman Coulter K.K.	Japan
Beckman Coulter Korea Ltd.	Korea, Republic of
Beckman Coulter Laboratory Systems (Suzhou) Co. Ltd.	China
Beckman Coulter Limited Liability Company	Russian Federation
Beckman Coulter Mishima K.K.	Japan
Beckman Coulter Saudi Arabia Co. Ltd.	Saudi Arabia
Beckman Coulter, S.L.U.	Spain
Beckman Coulter Srl	Italy
Beckman Coulter Taiwan Inc.	California
Beckman Coulter United Kingdom Limited	United Kingdom
Biacore International AB	Sweden
Biosafe SA	Switzerland
BioVision, Inc	California
Cepheid	California
Cepheid AB	Sweden
Cepheid Europe SAS	France
Cepheid GmbH	Germany
Cepheid HBDC SAS	France
CEVEC Pharmaceuticals GmbH	Germany
Cytiva Belgium BV	Belgium
Cytiva BioProcess R&D AB	Sweden
Cytiva Biotechnology (Guangzhou) Co., Ltd.	China
Cytiva Denmark Manufacturing ApS	Denmark
Cytiva do Brasil Comércio e Serviços para Biotecnologia Ltda.	Brazil

Cytiva Europe GmbH	Germany
Cytiva Ireland Limited	Ireland
Cytiva Italy SRL	Italy
Cytiva Sweden AB	Sweden
Cytiva US LLC	Delaware
Danaher Business System IP Holdings LLC	Delaware
Danaher Medical ApS	Denmark
Devicor Medical Products, Inc.	Delaware
DH Europe Finance II Sarl	Luxembourg
DH Europe Finance S.à.r.l.	Luxembourg
DH Holdings Corp.	Delaware
DH Holdings Germany LLC	Delaware
DH Japan Finance S.à.r.l.	Luxembourg
DH Life Sciences LLC	Delaware
DH Technologies Development Pte Ltd.	Singapore
DH UK Partners	United Kingdom
DHCDAN Holding ApS	Denmark
DHRAT GmbH	Austria
DTIL Ireland Holdings Ltd.	Ireland
Epitomics Inc.	Delaware
FJ 900, Inc.	Delaware
Genedata AG	Switzerland
Gilzoni Holdings Italia S.R.L.	Italy
Global Life Sciences Solutions Australia Pty Ltd	Australia
Global Life Sciences Solutions Canada ULC	Canada
Global Life Sciences Solutions Germany GmbH	Germany
Global Life Sciences Solutions Korea Limited	Korea, Republic of
Global Life Sciences Solutions Manufacturing UK Ltd	United Kingdom
Global Life Sciences Solutions Operations UK Ltd.	United Kingdom
Global Life Sciences Solutions Singapore Pte. Ltd.	Singapore
Global Life Sciences Solutions USA LLC	Delaware
Global Life Sciences Technologies (Shanghai) Co., Ltd.	China
Global Life Sciences Technologies Japan K.K.	Japan
GLS Sweden Holdings AB	Sweden
HemoCue AB	Sweden
Hybritech Incorporated	California
HyClone Laboratories, LLC	Delaware
Hyclone Life Sciences Solutions India Private Limited	India
ID Business Solutions Limited	United Kingdom
InSilixa, Inc.	Delaware
Intabio, LLC	Delaware
Integrated DNA Technologies, B.V.	Belgium
Integrated DNA Technologies, Inc.	Delaware
Iris International, Inc.	Delaware
Labcyte Inc.	Delaware
Launchchange Operations Limited	United Kingdom
Leica Biosystems Imaging, Inc.	Delaware
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Richmond, Inc.	Illinois

Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems Ltd. Shanghai	China
Leica Mikrosysteme GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Life Sciences IP Holdings Corp	Delaware
Molecular Devices, LLC	Delaware
Nihon Pall Ltd.	Japan
Nihon Pall Manufacturing Limited	Japan
Pall (Canada) ULC	Canada
Pall (China) Co., Ltd.	China
Pall (Schweiz) GmbH	Switzerland
Pall Aeropower Corporation	Delaware
Pall Arabia for Trading	Saudi Arabia
Pall Asia International Ltd.	Hong Kong
Pall Austria Filter Ges.m.b.h.	Austria
Pall Biotech (Beijing) Co., Ltd.	China
Pall Corporation	New York
Pall Europe Limited	United Kingdom
Pall Filtration Pte Ltd	Singapore
Pall France SAS	France
Pall GmbH	Germany
Pall International SARL	Switzerland
Pall Korea Ltd	Korea, Republic of
Pall Life Sciences Belgium BV	Belgium
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
Pall Manufacturing UK Limited	United Kingdom
Pall Medistad B.V.	Netherlands
Pall Sarl	Switzerland
Pall SAS	France
Pall Singapore Taiwan Branch Holding Company Pte Ltd	Taiwan
Pall Technology UK Limited	United Kingdom
Phenomenex, Inc.	California
Radiometer Medical ApS	Denmark
Radiometer Solutions Sp. z o.o.	Poland
Radiometer Turku Oy	Finland
Shanghai AB Sciex Analytical Instrument Trading Co., Ltd.	China
TGR BioSciences Pty Limited	Australia
Vanrx Pharmasystems Inc.	Canada
VR Finance Company	United Kingdom